                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2
                              WYLE ELECTRONICS

                        CALCULATION OF INCOME PER SHARE

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994,
                 AND THE ELEVEN MONTHS ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                      Years
                                                      Ended              Eleven
                                                    December 31,       Months Ended
                                                --------------------   December 31,
                                                  1995       1994          1993
                                                --------   ---------   -------------

Income (loss) applicable to common shares:
 Income from continuing operations...........    $36,210   $ 13,980         $ 8,336
 Discontinued operations
  Income from operations, net of taxes.......          -      1,418           2,993
  Loss on sale, net of taxes.................          -    (15,779)              -
 Cumulative effect of accounting
  change for postretirement
  benefits other than pensions...............          -          -          (3,193)
                                                 -------   --------         -------
 Net income (loss)...........................    $36,210   $   (381)        $ 8,136
                                                 =======   ========         =======

PRIMARY:
Common and common equivalent shares -

 Weighted average number of
  common shares outstanding..................     12,322     12,252          12,183
 Stock options included under
  the treasury stock method (1)..............        342        173             172
                                                 -------   --------         -------
                                                  12,664     12,425          12,355
                                                 =======   ========         =======
Income (loss) per share -
 Income from continuing operations...........    $  2.86   $   1.13         $   .67
                                                 =======   ========         =======
 Discontinued operations
  Income from operations, net of taxes.......    $     -   $    .11         $   .24
                                                 =======   ========         =======
  Loss on sale, net of taxes.................    $     -   $  (1.27)        $     -
                                                 =======   ========         =======
 Cumulative effect of accounting
  change for postretirement
  benefits other than pensions...............    $     -   $      -         $  (.26)
                                                 =======   ========         =======
 Net income (loss) per common share..........    $  2.86   $   (.03)        $   .66
                                                 =======   ========         =======

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2

                               WYLE ELECTRONICS

                        CALCULATION OF INCOME PER SHARE

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994,
                 AND THE ELEVEN MONTHS ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                 Years
                                                 Ended              Eleven
                                               December 31,      Months Ended
                                            ------------------   December 31,
                                             1995       1994         1993
                                            -------   --------   -------------

FULLY DILUTED:

Common and common equivalent shares -
 Weighted average number of
  common shares outstanding..............    12,322    12,252          12,183
 Stock options included under
  the treasury stock method (1)..........       360       184             201
                                            -------   -------         -------
                                             12,682    12,436          12,384
                                            =======   =======         =======
Income (loss) per share -
 Income from continuing operations.......   $  2.86   $  1.12         $   .67
                                            =======   =======         =======
 Discontinued operations
  Income from operations, net of taxes...   $     -   $   .11         $   .24
                                            =======   =======         =======
  Loss on sale, net of taxes.............   $     -   $ (1.27)        $     -
                                            =======   =======         =======
 Cumulative effect of accounting
  change for postretirement
  benefits other than pensions...........   $     -   $     -         $  (.26)
                                            =======   =======         =======
 Net income (loss) per common share......   $  2.86   $  (.03)        $   .66
                                            =======   =======         =======


(1) Under the primary computation the assumed repurchase price of option shares is based on the average market price for the period. Under the fully diluted computation the repurchase price is based on the higher of the average market price or the month-end closing price, whichever provides greater dilution.